UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2015

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On May 20, 2015, the Audit Committee of the Board of Directors of The Hackett Group, Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of BDO on the consolidated financial statements of the Company as of and for the fiscal years ended January 2, 2015 and December 27, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended January 2, 2015 and December 27, 2013, and through May 20, 2015, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in its reports on the financial statements for such years, except for the disagreement described below and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness identified below.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2015 (the “2014 Form 10-K”), we acquired and accounted for certain assets and liabilities of Technolab International Corporation (“Technolab”) during the first quarter of 2014. No issues were raised regarding the Company’s accounting for this transaction by BDO during BDO’s initial review of the transaction during the first quarter. However, BDO’s position changed subsequent to fiscal year-end during the course of its annual audit. The Company’s management initially disagreed with the subsequent position taken by BDO related to the accounting for this transaction, but the Company ultimately accounted for the transaction in accordance with BDO’s subsequent position. The Company’s management concluded that the Company’s internal control over financial reporting was effective as of the end of the period covered by the 2014 Form 10-K. However, BDO’s report on management’s assessment on the Company’s internal control over financial reporting identified a material weakness specifically related to accounting for Technolab acquisition discussed above. The description of the material weakness identified by BDO and management’s assessment of the Company’s internal control over financial reporting contained in Item 9A of the 2014 Form 10-K are incorporated herein by reference. The Audit Committee discussed with BDO the disagreement over the accounting for the Technolab acquisition as well as the material weakness identified by BDO in its report. The Company has authorized BDO to respond fully to the inquiries of the successor independent registered accounting firm concerning the accounting for the Technolab acquisition and the related material weakness.

The Company provided BDO with a copy of this Current Report on Form 8-K and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of BDO’s letter to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm

On May 22, 2015, following the conclusion of a competitive process managed by the Audit Committee, the Company engaged McGladrey LLP (“McGladrey”) as its independent registered public accounting firm for the fiscal year ending January 1, 2016. During the fiscal years ended January 2, 2015 and December 27, 2013 and through May 22, 2015, neither the Company, nor anyone on its behalf, has consulted McGladrey with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that McGladrey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: May 27, 2015	By	/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter From BDO USA, LLP, dated May 27, 2015.